Exhibit 5.1

Kimberly J. Decker, Esquire

Direct Dial Number: (717) 399-1506

E-mail: kdecker@barley.com

March 22, 2019

Riverview Financial Corporation

3901 North Front Street

Harrisburg, PA 17110

Re:	Registration Statement on Form S-3

Ladies and Gentlemen

We have acted as counsel to Riverview Financial Corporation, a Pennsylvania corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”). The Registration Statement includes a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale by the Company of up to $48,000,000 offering price of (i) shares of the Company’s common stock, no par value per share (“Common Stock”), (ii) shares of one or more series of the Company’s preferred stock, no par value per share (“Preferred Stock”), (iii) one or more series of the Company’s debt securities (collectively, “Debt Securities”) to be issued under an indenture, to be entered into between the Company, as issuer, and a trustee and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Debt Securities, the “Applicable Indenture”) and (iv) warrants (“Warrants”). The Common Stock, Preferred Stock, Debt Securities, Warrants, plus any additional Common Stock, Preferred Stock, Debt Securities, and Warrants that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Act in connection with the offering by the Company contemplated by the Registration Statement, are referred to herein collectively as the “Securities.” The Registration Statement also registers for sale by the selling shareholders set forth therein 1,551,789 shares of Common Stock (the “Shares”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

March 22, 2019

We have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the Laws of the Commonwealth of Pennsylvania, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.

When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the Articles of Incorporation, and (b) authorized by the board of directors in connection with the offering contemplated by the applicable Prospectus, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.

When a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Articles of Incorporation and authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the Articles of Incorporation, and (b) authorized by the board of directors in connection with the offering contemplated by the applicable Prospectus, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.

When the Applicable Indenture has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular series of Debt Securities have been duly established in accordance with the terms of the Applicable Indenture and authorized by all necessary corporate action of the Company, and such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Applicable Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such Debt Securities will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.

When the applicable warrant agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable warrant agreement and authorized by all necessary corporate action of

March 22, 2019

the Company, and such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.	The Shares have been duly authorized by all requisite corporate action on the part of the Company and are validly issued, fully paid and non-assessable.

With your consent, we have assumed (a) that each of the Debt Securities, Warrants and the Applicable Indenture and warrant agreements governing such Securities (collectively, the “Documents”) will be governed by the internal laws of the Commonwealth of Pennsylvania, (b) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (c) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (d) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or other offering material relating to the offer and sale of the Securities.

We express no opinion with respect to enforceability as such enforceability may be limited by (i) general principles of equity regardless of whether considered in a proceeding in equity or at law (and, accordingly, among other consequences, limitations on the availability of any equitable or other specific remedy for breaches, which may be subject to the discretion of the court before which any proceedings for such remedy may be brought); or (ii) the effect of any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws or equitable principles generally affecting creditors’ rights or remedies.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Experts” in the Base Prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

March 22, 2019

Very truly yours,

/s/ BARLEY SNYDER LLP
Barley Snyder LLP